EXHIBIT 11

                               TRIAD GUARANTY INC.
                STATEMENT RE COMPUTATION OF NET INCOME PER SHARE
         Three and Nine Month Periods Ended September 30, 1996 and 1995


                                          Three Months Ended          Nine Months Ended
                                             September 30,              September 30,
                                          ------------------         ------------------

                                          1996         1995           1996         1995
                                          ----         ----           ----         ----
PRIMARY NET INCOME PER  SHARE

Weighted average common
  shares outstanding ...............    6,645,361    6,628,409      6,636,757    6,628,409
Net shares to be issued upon
  exercise of dilutive stock options
  after applying treasury stock
  method ...........................      223,426            0              0            0
                                       ----------   ----------     ----------   ----------
Adjusted shares outstanding ........    6,868,787    6,628,409      6,636,757    6,628,409
                                       ==========   ==========     ==========   ==========
Net income .........................   $2,888,511   $2,005,894     $8,089,596   $5,673,042
                                       ==========   ==========     ==========   ==========
Primary net income per share .......   $      .42   $      .30     $     1.22   $      .86
                                       ==========   ==========     ==========   ==========


FULLY DILUTED NET INCOME PER SHARE

Weighted average common
  shares outstanding ...............    6,645,361    6,628,409      6,636,757    6,628,409
Net shares to be issued upon
  exercise of dilutive stock options
  after applying treasury stock
  method ...........................      235,843      116,724        235,843      116,724
                                       ----------   ----------     ----------   ----------
Adjusted shares outstanding ........    6,881,204    6,745,133      6,872,600    6,745,133
                                       ==========   ==========     ==========   ==========
Net income .........................   $2,888,511   $2,005,894     $8,089,596   $5,673,042
                                       ==========   ==========     ==========   ==========
Fully diluted net income per
Share...............................      $.42         $.30           $1.18         $.84
                                       ==========  ===========     ==========   ==========


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
                                                         EXHIBIT 11 -- CONTUINED


                                         Three Months Ended          Nine Months Ended
                                             September 30,              September 30,
                                          ------------------         ------------------

                                          1996         1995           1996         1995
                                          ----         ----           ----         ----
ADDITIONAL PRIMARY COMPUTATION

Weighted average common
  shares outstanding ...............    6,645,361    6,628,409      6,636,757    6,628,409
Net shares to be issued upon
  exercise of dilutive stock options
  after applying treasury stock
  method ...........................      223,426       84,756        184,393       36,124
                                       ----------   ----------     ----------   ----------
Adjusted shares outstanding ........    6,868,787    6,713,165      6,821,150    6,664,533
                                       ==========   ==========     ==========   ==========
Net income .........................   $2,888,511   $2,005,894     $8,089,596   $5,673,042
                                       ==========   ==========     ==========   ==========
Primary net income per share .......   $  .42       $  .30 (a)     $  1.19 (a)  $  .85 (a)
                                       ==========   ==========     ==========   ==========

  (a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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